UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of  The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):December 15, 2025  ( December 12, 2025)

BlueLinx Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Spectrum Circle, Suite 300, Marietta, Georgia	30067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 953-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Michael Wilson

On December 12, 2025, BlueLinx Holdings Inc., a Delaware corporation (“BlueLinx” or the “Company”), and Michael Wilson, the Company’s Chief Commercial Officer, entered into a Transition Agreement (the “Agreement”), pursuant to which, among other things, Mr. Wilson will retire effective August 1, 2026 (the “Termination Date”). Under the Agreement, Mr. Wilson will continue to serve in the role of Chief Commercial Officer through January 4, 2026, and then will serve in the role of Senior Advisor to the CEO from January 5, 2026, through August 1, 2026 (the “Transition Period”), during which time Mr. Wilson will, among other things, serve as a senior advisor to the CEO and assist in the smooth transition of his duties through the Termination Date.

Under the Agreement, the Company has agreed that (i) Mr. Wilson will receive compensation of $100,000 for his role as Senior Advisor to the CEO during the Transition Period, (ii) Mr. Wilson will receive any bonus that would be payable to him under the terms of the Company’s Short-Term Incentive Plan for fiscal year 2025, and (iii) the 3,534 time-based restricted stock units granted to Mr. Wilson in fiscal years 2023, 2024 and 2025 will vest in accordance with their terms in June 2026. Also, pursuant to the Agreement, the Company agreed to ensure that the 2,419 time-based restricted stock units granted to Mr. Wilson in fiscal years 2024 and 2025 that are scheduled to vest in June 2027 will vest on the Termination Date.

Payments and benefits under the Agreement are conditioned upon the execution and non-revocation of a customary general release of claims. In addition, under the Agreement, Mr. Wilson confirmed the continued effectiveness of the existing restrictive covenants applicable to him under his existing restrictive covenant agreements with the Company. Except as otherwise set forth in the Agreement, Mr. Wilson will receive such benefits, if any, under the Company’s employee benefit plans, as described in the Company’s Definitive Proxy Statement for the 2025 annual meeting of its stockholders filed with the Securities and Exchange Commission on April 10, 2025.

Mr. Wilson’s departure from the Company is not due to any disagreements with the Company's operations, policies, or practices.

The foregoing description of the Agreement set forth under this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 15, 2025, the Company issued a press release announcing Mr. Wilson’s transition, and the appointment of Leo Oei, who currently serves as Vice President, National Accounts, reporting to Mr. Wilson, to succeed Mr. Wilson as Chief Commercial Officer, effective as of January 5, 2026.

The information included in this Item 7.01, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description
10.1	Transition Agreement between BlueLinx Corporation and Michael Wilson, dated December 12, 2025.

99.1	Press Release dated December 15, 2025, regarding the departure of Mr. Michael Wilson and appointment of Mr. Leo Oei.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

Dated: December 15, 2025	By:	/s/ C. Kelly Wall
C. Kelly Wall
Senior Vice President, Chief Financial Officer and Treasurer